JOY GLOBAL INC.	News Release
At the Company:	At Financial Relations Board:
James H. Woodward, Jr.	George Zagoudis
Executive Vice President and	Analyst Contact
Chief Financial Officer	312-640-6663
414-319-8517

JOY GLOBAL INC. ANNOUNCES THE ACQUISITION OF CONTINENTAL GLOBAL INC.

Milwaukee, WI – January 8, 2008 – Joy Global Inc. (NASDAQ: JOYG), a worldwide leader in high-productivity mining solutions, reported today that it has entered into a definitive agreement with NES Group, Inc. to acquire Continental Global Inc, a world-wide leader in conveyor systems for bulk material handling in mining and other industrial applications. Continental designs, manufactures, installs and services highly engineered conveyor solutions for customers on six continents and has manufacturing facilities in the United States, United Kingdom, South Africa and Australia. Continental’s 2007 sales of conveyor equipment are expected to be approximately $340 million. The purchase price will be $270 million to be funded through available liquidity sources pending completion of permanent financing. The transaction is structured as a purchase from NES Group of the stock of NES Investment, Co., the parent holding company of Continental, and is expected to be accretive to earnings in the first full fiscal year following the acquisition. All businesses of NES unrelated to conveyor equipment, including the company’s axle products business, are being retained by NES Group. Completion of the transaction is subject to the receipt of necessary regulatory approvals and other customary closing conditions and is expected to occur during the first calendar quarter of 2008.

“Continental Global expands the range of products and services we can deliver to our customers, and is consistent with our strategy of adding related and highly synergistic product lines,” stated Mike Sutherlin, President and Chief Executive Officer of Joy Global. “Continental’s conveyor systems fit closely with our surface and underground businesses, allowing us to leverage our strong global presence in both segments. Integrating conveyor systems into our Life Cycle Management programs will extend the impact of these programs to deliver the highest reliability in equipment and systems that are mission critical to our customers. This enhances the efficiency of our existing mine site operations, and is even more important as our customers look to green field projects for future expansion. We are very pleased to welcome the Continental family to Joy Global.”

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100 E Wisconsin Ave Suite 2780 Milwaukee WI 53202 ( PO Box 554 Milwaukee WI 53201-0554 ( 414/319/8501

Joy Global Inc.

About the Company

Joy Global is a world-wide leader in manufacturing, distributing and servicing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release are based on our current expectations and are made only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect new information. We cannot assure you the projected results or events will be achieved. Because forward-looking statements involve risks and uncertainties, they are subject to change at any time. Such risks and uncertainties, many of which are beyond our control, include, but are not limited to: the duration of the recovery of the international coal and copper commodity markets and the downturn in U.S. coal markets; sustained economic growth and stability in China and our continued access to the Chinese market for mining equipment; the cyclical nature of our original equipment businesses and the high costs of our manufacturing operations that can result in the under-absorption of manufacturing expenses; increased costs and constraints on the supply of major purchased items such as steel, castings, forgings and bearings can adversely affect profits and revenues; the large size and cost of our products that means that the timing of individual orders and shipments can cause fluctuations in our operating results; our significant international operations are subject to many uncertainties, meaning that a reduction in international sales or unfavorable change in foreign exchange rates could affect our financial results; possible adverse tax rulings; potential strikes or other labor union actions; inability to recover lost profits on uncollectible accounts receivable; the highly competitive environment that we operate in means that the actions of our competitors can affect our financial performance; regulations affecting the mining industry or electric utilities may adversely impact demand for our products; our growth may be hindered if we are unable to hire or retain qualified employees; unexpected adverse results in litigation or arbitration may reduce our profits; difficulties in integrating business operations we acquire could negatively impact the results of those acquired operations; and other risks, uncertainties and cautionary factors set forth in our public filings with the Securities and Exchange Commission.

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